UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2008

WINSONIC DIGITAL MEDIA GROUP, LTD.
(Exact name of registrant as specified in its charter)

Nevada	000-32231	52-2236253
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Marietta Street, Suite 2600
Atlanta, GA 30303
(Address of principal executive offices) (Zip Code)

(404) 230-5705
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)            Effective January 14, 2008, Winsonic Digital Media Group, Ltd. (the “Company”) appointed Anita Griffith to the position of Chief Information Officer of the Company.  Prior to joining the Company, Ms. Griffith was vice president of internet operations at Turner Broadcasting Systems (“TBS”), where she was responsible for internet and broadband operations at TBS, including its media affiliates CNN, TNT, Cartoon Network, NASCAR, PGA, SI, Time Inc., GameTap and HBO.  Before TBS, Ms. Griffith was the vice president of corporate systems development at Home Depot and chief information officer of Acuity Brands.  Ms. Griffith is on the board of directors of Omicron and is an active member of GlobalExecWomen, the Technology Association of Georgia, the Information Technology Management Forum, Women in Technology, and the Technical Executive Network Group.  Ms. Griffith received a B.S. degree in Mechanical Engineering from Cleveland State University in 1975, a B.S. degree in Mathematics from Cleveland State University in 1978 and a Business Administration degree from Cleveland State University in 1984.  There are no transactions in which Ms. Griffith has an interest requiring disclosure under Item 404(a) of Regulation S-B.  The Company is currently in the process of negotiating the terms of Ms. Griffith’s employment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2008

WINSONIC DIGITAL MEDIA GROUP, LTD.

By:	/s/ Winston Johnson
Winston Johnson
Chairman of the Board and CEO